SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   March 28, 2007

Commission File Number 000- 51158

TRUEYOU.COM, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
13-4024017
(IRS Employer Identification No.)

Building No. 501, Fifth Floor, 7 Corporate Park, Norwalk, CT 06851
(Address of principal executive offices)

Registrant’s telephone number including area code: (203) 295-2121

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Definitive Agreement.

(a)	$2,000,000 Senior Secured Loans

                 On March 27, 2007, TrueYou.Com, Inc., a Delaware corporation (“Company”) executed four Senior Secured Notes in the aggregate amount of $2,000,000 (North Sound Legacy International Ltd. $1,125,000, North Sound Legacy Institutional Fund LLC $375,000, and Seapine Investments, LLC $375,000, each of whom is an existing stockholder of the Company, and Andrew D. Lipman, a former director and existing stockholder $125,000). The Notes are due on demand and bear interest at the prime rate in effect from time to time as reported in the Wall Street Journal plus 2% and rank pari passu in payment and security with the $25,000,000 of senior indebtedness of the Company issued to Laurus Master Fund Ltd. made as of June 30, 2006 and $2,000,000 of senior secured notes issued by the Company on March 16, 2007 to the holders of the Senior Secured Notes.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

                 Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference for a description of the terms of the sale of the Senior Secured Notes.

SIGNATURES

                 Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 2, 2007

TRUEYOU.COM INC.

By: /s/ Matthew Burris Name: Matthew Burris Title: Chief Financial Officer